UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 3, 2013, Questcor Pharmaceuticals, Inc. (the “Company”) posted an updated version of a letter from the Company’s Chief Executive Officer regarding its corporate history to its website, located at www.questcor.com. The letter includes certain forward-looking statements which are subject to risks and uncertainties including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission, or SEC, on February 27, 2013, and other documents filed with the SEC. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

A copy of the letter is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, , whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Questcor Pharmaceuticals, Inc. Website Letter dated October 3, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2013	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Executive Vice President, Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Questcor Pharmaceuticals, Inc. Website Letter dated October 3, 2013.